Tidal Trust II 485BPOS

Exhibit 99(d)(ii)(a)

FIRST AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS FIRST AMENDMENT dated as of July 17, 2023, to the Investment Advisory Agreement dated as of September 19, 2022 (the “Agreement”), entered into by and between TIDAL TRUST II (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to add the following series:

YieldMax MSTR Option Income Strategy ETF

YieldMax ABNB Option Income Strategy ETF

YieldMax AMD Option Income Strategy ETF

YieldMax MRNA Option Income Strategy ETF

YieldMax PYPL Option Income Strategy ETF

YieldMax DIS Option Income Strategy ETF

YieldMax JPM Option Income Strategy ETF

YieldMax MSFT Option Income Strategy ETF

YieldMax XOM Option Income Strategy ETF; and

WHEREAS, the names of the existing Funds changed subsequent to the date of the Agreement, and the parties desire to further amend Schedule A to reflect each existing Fund’s current name; and

WHEREAS, Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the purpose of adding the following series:

YieldMax MSTR Option Income Strategy ETF

YieldMax ABNB Option Income Strategy ETF

YieldMax AMD Option Income Strategy ETF

YieldMax MRNA Option Income Strategy ETF

YieldMax PYPL Option Income Strategy ETF

YieldMax DIS Option Income Strategy ETF

YieldMax JPM Option Income Strategy ETF

YieldMax MSFT Option Income Strategy ETF

YieldMax XOM Option Income Strategy ETF

to be effective at the time each ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and to amend the names of certain existing series.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II		TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/ Eric W, Falkeis	By:	/s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee
YieldMax AAPL Option Income Strategy ETF	0.99%
YieldMax AMZN Option Income Strategy ETF	0.99%
YieldMax BRK.B Option Income Strategy ETF	0.99%
YieldMax COIN Option Income Strategy ETF	0.99%
YieldMax META Option Income Strategy ETF	0.99%
YieldMax GOOGL Option Income Strategy ETF	0.99%
YieldMax NFLX Option Income Strategy ETF	0.99%
YieldMax NVDA Option Income Strategy ETF	0.99%
YieldMax SQ Option Income Strategy ETF	0.99%
YieldMax TSLA Option Income Strategy ETF	0.99%
YieldMax Innovation Option Income Strategy ETF	0.99%
YieldMax KWEB Option Income Strategy ETF	0.99%
YieldMax GDX Option Income Strategy ETF	0.99%
YieldMax XBI Option Income Strategy ETF	0.99%
YieldMax TLT Option Income Strategy ETF	0.99%
YieldMax MSTR Option Income Strategy ETF	0.99%
YieldMax ABNB Option Income Strategy ETF	0.99%

Fund Name	Advisory Fee
YieldMax AMD Option Income Strategy ETF	0.99%
YieldMax MRNA Option Income Strategy ETF	0.99%
YieldMax PYPL Option Income Strategy ETF	0.99%
YieldMax DIS Option Income Strategy ETF	0.99%
YieldMax JPM Option Income Strategy ETF	0.99%
YieldMax MSFT Option Income Strategy ETF	0.99%
YieldMax XOM Option Income Strategy ETF	0.99%

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